     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1998
                                                     REGISTRATION NO. 333-46975
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
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                                AMENDMENT NO. 4
                                       TO

                                   FORM S-1
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
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                       L-3 COMMUNICATIONS HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)


              DELAWARE                3812, 3663, 3679              13-3937434
     (State of Incorporation)   (Primary Standard Industrial     (I.R.S. Employer
                                 Classification Code Number)   Identification No.)

                               600 THIRD AVENUE
                           NEW YORK, NEW YORK 10016
                                (212) 697-1111
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            CHRISTOPHER C. CAMBRIA
                       L-3 COMMUNICATIONS HOLDINGS, INC.
                               600 THIRD AVENUE
                           NEW YORK, NEW YORK 10016
                                (212) 697-1111
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
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                                  COPIES TO:

              VINCENT PAGANO JR.          KIRK A. DAVENPORT
         SIMPSON THACHER & BARTLETT       LATHAM & WATKINS
             425 LEXINGTON AVENUE         885 THIRD AVENUE
          NEW YORK, NEW YORK 10017    NEW YORK, NEW YORK 10022
            (212) 455-2000                 (212) 906-1200

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       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

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     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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This filing contains only the exhibits that have not been previously filed.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.




DESCRIPTION                                                                AMOUNT
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Securities and Exchange Commission registration fee .................. $   37,318
National Association of Securities Dealers, Inc. filing fee ..........     13,150
New York Stock Exchange listing application fee ......................    140,000
Legal fees and expenses ..............................................    400,000
Accounting fees and expenses .........................................    250,000
Printing and engraving fees and expenses .............................    600,000
Blue Sky fees and expenses ...........................................     10,000
Miscellaneous expenses ...............................................    234,532
                                                                          -------
 Total ............................................................... $1,685,000
                                                                          =======

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* To be provided by amendment.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

     (i) permissive indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

     (ii) permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

     (iii) mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by (i) and (ii) above; and

     (iv) that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

     In addition to the indemnification provisions of the DGCL described above, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that the Registrant shall, to the fullest extent permitted by the DGCL, (i) indemnify its officers and directors and (ii) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding.

     The Registrant's Bylaws (the "Bylaws") require the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a proceeding if such person furnishes a written affirmation of his good faith belief that he has met the applicable standard of conduct and furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. In connection with proceedings by or in the right of the Registrant, the Bylaws provide that indemnification shall include not only reasonable expenses, but also judgments, fines, penalties and amounts paid in settlement. The Bylaws provide that the Registrant may, subject to authorization on a case-by-case basis, indemnify and advance expenses to employees or agents to the same extent as a director or to a lesser extent (or greater, as permitted by law) as determined by the Board of Directors.

     The Bylaws purport to confer upon officers and directors contractual rights to indemnification and advancement of expenses as provided therein.


     The Certificate of Incorporation limits the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of the fiduciary duty as a director, other than liability as a director (i) for breach of duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions) or (iv) for any transaction for which the director derived an improper personal benefit.


     The Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.


     Since April 30, 1997, Holdings has sold unregistered securities in the amounts, at the times and for the aggregate amounts of consideration listed below. The securities were sold directly by Holdings and did not involve any underwriter. Holdings considers these securities to have been offered and sold in transactions not involving any public offering and, therefore, to be exempted from registration under Section 4(2) of the Securities Act. The following assumes the conversion of Class B Common Stock into Common Stock which will occur upon the consummation of the Common Stock Offering.


     On April 30, 1997, Holdings issued 10,020,000 shares of Common Stock to the Lehman Partnership and 6,980,000 shares of Common Stock to Lockheed Martin for aggregate consideration of $109,990,000. On April 30, 1997, Holdings issued 1,500,000 shares of Common Stock to each of Messrs. Lanza and LaPenta for aggregate consideration of $15,000,000. Of such shares, 226,000 shares have been repurchased by Holdings.


     On December 19, 1997, Holdings issued 226,000 shares of Common Stock to 21 management investors for aggregate consideration of $1,462,220.


     On March 2, 1998, Holdings issued 228,571 shares of Common Stock to each of Messrs. Lanza and LaPenta upon exercise of the first year of vesting under their respective stock option agreements for aggregate consideration of $2,957,700.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

     The following exhibits are filed pursuant to Item 601 of Regulation S-K.


      EXHIBIT NO.                     DESCRIPTION OF EXHIBIT
---------------------- --------------------------------------------------------
         1.1           Form of U.S. Underwriting Agreement among L-3
                       Communications Holdings, Inc. and the U.S. Underwriters
                       named therein.
         1.2           Form of International Underwriting Agreement among
                       Holdings and the International Managers named therein.
         3.1           Certificate of Incorporation of L-3 Communications
                       Holdings, Inc.
         3.2           By-Laws of L-3 Communications Holdings, Inc.
         4.1           Form of Common Stock Certificate.
         5             Opinion of Simpson Thacher & Bartlett.
      **10.1           Credit Agreement, dated as of April 30, 1997 among L-3
                       Communications Corporation and lenders named therein,
                       as amended.
      **10.2           Indenture dated as of April 30, 1997 between L-3
                       Communications Corporation and The Bank of New York, as
                       Trustee.
        10.3           Stockholders Agreement dated as of April 30, 1997 among
                       L-3 Communications Holdings, Inc. and the stockholders
                       parties thereto.
        10.4           Transaction Agreement dated as of March 28, 1997, as
                       amended, among Lockheed Martin Corporation, Lehman
                       Brothers Capital Partners III, L.P., Frank C. Lanza,
                       Robert V. LaPenta and L-3 Communications Holdings, Inc.
      **10.5           Employment Agreement dated April 30, 1997 between Frank
                       C. Lanza and L-3 Communications Holdings, Inc.
      **10.51          Employment Agreement dated April 30, 1997 between
                       Robert V. LaPenta and L-3 Communications Holdings, Inc.
      **10.6           Lease dated as of April 29, 1997 among Lockheed Martin
                       Tactical Systems, Inc., L-3 Communications Corporation
                       and KSL, Division of Bonneville International.
      **10.61          Lease dated as of April 29, 1997 among Lockheed Martin
                       Tactical Systems, L-3 Communications Corporation and
                       Unisys Corporation.
      **10.62          Sublease dated as of April 29, 1997 among Lockheed
                       Martin Tactical Systems, Inc., L-3 Communications
                       Corporation and Unisys Corporation.
      **10.7           Limited Noncompetition Agreement dated April 30, 1997
                       between Lockheed Martin Corporation and L-3
                       Communications Corporation.
      **10.8           Asset Purchase Agreement dated as of December 19, 1997
                       between L-3 Communications Corporation and California
                       Microwave, Inc.
      **10.81          Asset Purchase Agreement dated as of February 10, 1998
                       between FAP Trust and L-3 Communications Corporation.
        10.82          Asset Purchase Agreement dated as of March 30, 1998
                       among AlliedSignal Inc., AlliedSignal Technologies,
                       Inc., AlliedSignal Deutschland GMBH and L-3
                       Communications Corporation.
      **10.9           Form of Stock Option Agreement for Employee Options.
      **10.91          Form of 1997 Stock Option Plan for Key Employees.
        10.10          L-3 Communications Corporation Pension Plan.
      **11             L-3 Communications Holdings, Inc. Computation of Basic
                       Earnings Per Share and Diluted Earnings Per Share
        23.1           Consent of Simpson Thacher & Bartlett (included as part
                       of its opinion filed as Exhibit 5 hereto).
      **23.2           Consent of Coopers & Lybrand L.L.P., independent
                       certified public accountants.
      **23.3           Consent of Ernst & Young LLP, independent certified
                       public accountants.
      **23.31          Consent of Ernst & Young LLP, independent certified
                       public accountants.
      **23.4           Consent of KPMG Peat Marwick LLP, independent certified
                       public accountants.
      **24            Powers of Attorney.



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** Previously filed.

     (b) Financial Statement Schedules


       Not applicable.


ITEM 17. UNDERTAKINGS.


     (a) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreements, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.


     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     (c) The undersigned Registrant hereby undertakes that:


     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
   (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.


     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on May 14, 1998.



                                     L-3 COMMUNICATIONS HOLDINGS, INC.


                                     By: /s/ Christopher C. Cambria
                                         --------------------------------------
                                         Vice President -- General Counsel and
                                         Secretary



     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 14th day of May, 1998 by the following persons in the capacities indicated:





             SIGNATURE                                          TITLE
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                  *                   Chairman, Chief Executive Officer and Director
---------------------------------
                                      (Principal Executive Officer)
          Frank C. Lanza
                  *                   President, Chief Financial Officer (Principal Financial
---------------------------------
                                      Officer) and Director
         Robert V. LaPenta
                  *                   Vice President -- Finance and Controller (Principal
---------------------------------
                                      Accounting Officer)
       Michael T. Strianese
                  *                   Director
---------------------------------
          David J. Brand
                  *                   Director
---------------------------------
        Thomas A. Corcoran
                  *                   Director
---------------------------------
         Alberto M. Finali
                  *                   Director
---------------------------------
          Eliot M. Fried
                  *                   Director
---------------------------------
       Frank H. Menaker, Jr.
                  *                   Director
---------------------------------
         Robert B. Millard
                  *                   Director
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         John E. Montague
                  *                   Director
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        Alan H. Washkowitz
*By: /s/ Christopher C. Cambria
---------------------------------
         Attorney-in-Fact


                                 EXHIBIT INDEX




      EXHIBIT NO.                     DESCRIPTION OF EXHIBIT
---------------------- --------------------------------------------------------
         1.1           Form of U.S. Underwriting Agreement among L-3
                       Communications Holdings, Inc. and the U.S. Underwriters
                       named therein.
         1.2           Form of International Underwriting Agreement among
                       Holdings and the International Managers named therein.
         3.1           Certificate of Incorporation of L-3 Communications
                       Holdings, Inc.
         3.2           By-Laws of L-3 Communications Holdings, Inc.
         4.1           Form of Common Stock Certificate.
         5             Opinion of Simpson Thacher & Bartlett.
      **10.1           Credit Agreement, dated as of April 30, 1997 among L-3
                       Communications Corporation and lenders named therein,
                       as amended.
      **10.2           Indenture dated as of April 30, 1997 between L-3
                       Communications Corporation and The Bank of New York, as
                       Trustee.
        10.3           Stockholders Agreement dated as of April 30, 1997 among
                       L-3 Communications Holdings, Inc. and the stockholders
                       parties thereto.
        10.4           Transaction Agreement dated as of March 28, 1997, as
                       amended, among Lockheed Martin Corporation, Lehman
                       Brothers Capital Partners III, L.P., Frank C. Lanza,
                       Robert V. LaPenta and L-3 Communications Holdings, Inc.
      **10.5           Employment Agreement dated April 30, 1997 between Frank
                       C. Lanza and L-3 Communications Holdings, Inc.
      **10.51          Employment Agreement dated April 30, 1997 between
                       Robert V. LaPenta and L-3 Communications Holdings, Inc.
      **10.6           Lease dated as of April 29, 1997 among Lockheed Martin
                       Tactical Systems, Inc., L-3 Communications Corporation
                       and KSL, Division of Bonneville International.
      **10.61          Lease dated as of April 29, 1997 among Lockheed Martin
                       Tactical Systems, L-3 Communications Corporation and
                       Unisys Corporation.
      **10.62          Sublease dated as of April 29, 1997 among Lockheed
                       Martin Tactical Systems, Inc., L-3 Communications
                       Corporation and Unisys Corporation.
      **10.7           Limited Noncompetition Agreement dated April 30, 1997
                       between Lockheed Martin Corporation and L-3
                       Communications Corporation.
      **10.8           Asset Purchase Agreement dated as of December 19, 1997
                       between L-3 Communications Corporation and California
                       Microwave, Inc.
      **10.81          Asset Purchase Agreement dated as of February 10, 1998
                       between FAP Trust and L-3 Communications Corporation.
        10.82          Asset Purchase Agreement dated as of March 30, 1998
                       among AlliedSignal Inc., AlliedSignal Technologies,
                       Inc., AlliedSignal Deutschland GMBH and L-3
                       Communications Corporation.
      **10.9           Form of Stock Option Agreement for Employee Options.
      **10.91          Form of 1997 Stock Option Plan for Key Employees.
        10.10          L-3 Communications Corporation Pension Plan.
      **11             L-3 Communications Holdings, Inc. Computation of Basic
                       Earnings Per Share and Diluted Earnings Per Share
        23.1           Consent of Simpson Thacher & Bartlett (included as part
                       of its opinion filed as Exhibit 5 hereto).
      **23.2           Consent of Coopers & Lybrand L.L.P., independent
                       certified public accountants.
      **23.3           Consent of Ernst & Young LLP, independent certified
                       public accountants.
      **23.31          Consent of Ernst & Young LLP, independent certified
                       public accountants.
      **23.4           Consent of KPMG Peat Marwick LLP, independent certified
                       public accountants.
      **24             Powers of Attorney.


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** Previously filed.